                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                     ---------------------------------------



                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): September 12, 1997

                                 WATERLINK, INC.
               (Exact Name of Registrant as Specified in Charter)


    Delaware                1-13041                       34-1788678
(State or Other      Commission File Number    (IRS Employer Identification No.)
Jurisdiction of
Incorporation)


4100 Holiday Street, N.W., Suite 201, Canton, Ohio                 44718
(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (330) 649-4000

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Item 7 of Current Report on Form 8-K dated September 12, 1997 and filed on September 26, 1997 is amended to include the financial statements of Mellegard V.A. Maskiner AB and pro forma financial information of Waterlink, Inc. (the "Company") as shown in the following index to financial statements:


                          INDEX TO FINANCIAL STATEMENTS

                                                                                                Page
 (a)  Historical Financial Statements of Mellegard V.A. Maskiner AB

Report of Independent Auditors                                                                   F-1
Balance Sheets at August 31, 1997 and 1996                                                       F-2
Statements of Income for the two years ended August 31, 1997                                     F-3
Statements of Shareholders' Equity for the two years ended August 31, 1997                       F-4
Statements of Cash Flows for the two years ended August 31, 1997                                 F-5
Notes to Financial Statements                                                                    F-6


(b)  Unaudited Pro Forma Condensed Consolidated Financial Data

Basis of Presentation                                                                            F-10
Unaudited Pro Forma Condensed Consolidated Balance Sheet at June 30, 1997                        F-11
Unaudited Pro Forma Consolidated Statement of Income for the year ended
  September 30, 1996                                                                             F-12
Unaudited Pro Forma Consolidated Statement of Income for the nine months
  ended June 30, 1997                                                                            F-13
Notes to Unaudited Pro forma Condensed Consolidated Financial Data                               F-14

( c)  Exhibits

Exhibit 23 - Consent of Independent Auditors

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WATERLINK, INC.


Dated:  November 24, 1997             By:  /s/  Michael J. Vantusko
                                               ---------------------------------
                                                Michael J. Vantusko
                                                Chief Financial Officer

                         Report of Independent Auditors


Board of Directors
Mellegard VA Maskiner AB


We have audited the accompanying balance sheets of the Mellegard VA Maskiner AB as of August 31, 1997 and 1996, and the related statements of income, shareholders' equity and cash flows for each of the two years in the period ended August 31, 1997. These financial statements, which are expressed in Swedish Kronor, are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Sweden which, in all material respects, conform to generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Mellegard VA Maskiner AB at August 31, 1997 and 1996, and the results of its operations and cash flows for the two years in the period ended August 31, 1997 in conformity with generally accepted accounting principles in the United States.


                                                     ERNST & YOUNG AB
                                                     /s/ Torbjorn Hanson
                                                     Torbjorn Hanson

Stockholm, Sweden
November 21, 1997

                            Mellegard VA Maskiner AB

                                 Balance Sheets





                                                                  AUGUST 31,
                                                               1997        1996
                                                              ------------------
ASSETS                                                         KSEK        KSEK
Current assets:
   Cash and cash equivalents                                   9,991       3,435
   Accounts receivable, net                                   13,178       6,949
   Inventories                                                 6,324       4,305
   Other current assets                                        1,230       2,394
                                                              ------------------
Total current assets                                          30,723      17,083

Property and equipment:
   Machinery, furniture and equipment                          1,257       1,058
   Less accumulated depreciation                                 824         639
                                                              ------------------
                                                                 433         419
Other assets                                                      23          23
                                                              ------------------
Total assets                                                  31,179      17,525
                                                              ==================


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable--trade                                     8,028       5,351
   Accrued expenses                                            2,076       2,002
   Customer deposits                                           1,043       2,153
   Accrued income taxes                                        2,351        -
                                                              ------------------
Total current liabilities                                     13,498       9,506

Deferred income taxes                                          1,056         413

Shareholders' equity:
   Common stock                                                  200         200
   Restricted reserves                                         3,897       1,314
   Retained earnings                                          12,528       6,092
                                                              ------------------
Total shareholders' equity                                    16,625       7,606
                                                              ------------------
Total liabilities and shareholders' equity                    31,179      17,525
                                                              ==================

The accompanying notes are an integral part of these statements.

                            Mellegard VA Maskiner AB

                              Statements of Income




                                                        YEAR ENDED AUGUST 31,
                                                       1997              1996
                                                      -------------------------
                                                       KSEK              KSEK

Net sales                                             61,803             52,204
Cost of sales                                         42,197             37,913
                                                      -------------------------
Gross profit                                          19,606             14,291

Selling, general and
   administrative expenses                             7,061             13,341
                                                      -------------------------
Operating income                                      12,545                950

Other income (expense):
   Interest expense                                       (4)               (17)
   Interest income                                       185                106
   Other income (expense)                                313                -
                                                      -------------------------
Income before income taxes                            13,039              1,039

Provision for income taxes                             3,577                303
                                                      -------------------------

Net income                                             9,462                736
                                                      =========================



The accompanying notes are an integral part of these statements.

                            Mellegard VA Maskiner AB

                       Statements of Shareholders' Equity




                                                                                                  Total
                                               Number      Common    Restricted   Retained    Shareholders'
                                             of shares     Stock      Reserves    Earnings        Equity
                                            ----------------------------------------------------------------
                                                          KSEK        KSEK        KSEK           KSEK

YEAR ENDED  AUGUST 31, 1996
Balance at September 1, 1995                      200        200        1,221       5,569          6,990
Net income                                                                            736            736
Transfer                                                                   93         (93)             -
Distribution to shareholders                                                         (120)          (120)
                                            ----------------------------------------------------------------
Balance at  August 31, 1996                       200        200        1,314       6,092          7,606

YEAR ENDED  AUGUST 31, 1997
Net income                                                                          9,462          9,462
Transfer                                                                2,583      (2,583)             -
Distribution to shareholders                                                         (443)          (443)
                                            ----------------------------------------------------------------
Balance at  August 31, 1997                       200        200        3,897      12,528         16,625
                                            ================================================================



The accompanying notes are an integral part of these statements.

                            Mellegard VA Maskiner AB

                            Statements of Cash Flows


                                                                YEAR ENDED AUGUST 31,
                                                               1997              1996
                                                         --------------------------------
                                                               KSEK              KSEK
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                     9,462               736
Adjustments to reconcile net income to net cash
   provided by (used in) operating activities
Depreciation and amortization                                    185               179
Deferred income taxes                                            643               (47)
Changes in assets and liabilities:
   Accounts receivable                                        (6,229)             (426)
   Inventories                                                (2,019)           (1,607)
   Other assets                                                1,164               868
   Accounts payable                                            2,677             1,146
   Accrued expenses and other                                     74            (1,727)
   Customer deposits                                          (1,110)            1,895
   Accrued income taxes                                        2,351              (105)
                                                         --------------------------------
Net cash provided by operating activities                      7,198               912

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment, net                                     (199)             (139)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to shareholders                                   (443)             (120)
                                                         --------------------------------
Net increase in cash and cash equivalents                      6,556               653

Cash and cash equivalents at beginning of year                 3,435             2,782
                                                         --------------------------------
Cash and cash equivalents at end of year                       9,991             3,435
                                                         ================================



The accompanying notes are an integral part of these statements.

                            Mellegard VA Maskiner AB

                          Notes to Financial Statements



1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Mellegard VA Maskiner AB ("Meva") operates in a single business segment, specializing in the design and installation of fine screens and related accessories for wastewater treatment applications. Meva's sales are made predominately in Europe, with a concentration in the Scandinavian countries.

2. BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with Swedish generally accepted accounting principles for the purpose of complying with the rules and regulations of the Securities and Exchange Commission located in the United States of America. In the preparation of these financial statements, there were no material differences between Swedish generally accepted accounting principles and U.S. generally accepted accounting principles.

3. ACCOUNTING POLICIES

REVENUE RECOGNITION

Sales are recorded when products are shipped.

FISCAL YEAR END

Meva's fiscal year ends on August 31. References in the footnotes to the years 1997 and 1996 refer to the fiscal years ended August 31, 1997 and 1996, respectively.

CASH EQUIVALENTS

Meva considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject Meva to concentrations of credit risk consist principally of cash equivalents and trade receivables. Meva places its cash equivalents with high quality financial institutions.

Meva grants credit to customers based on an evaluation of their financial condition and collateral is generally not required. Losses from credit sales are provided for in the financial statements and have been within management's expectations. Approximately 30% of Meva's sales volume is derived from a single German customer, and five customers comprise approximately 65% of the accounts receivable balance.

                            Mellegard VA Maskiner AB

3. ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

Inventories are valued at the lower of cost or market. Cost is determined using the average cost method.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is valued at cost. Expenditures for repairs and maintenance are charged to operations as incurred, while expenditures for additions and improvements are capitalized. Depreciation is computed principally using the straight-line method over the estimated useful lives of assets. The useful lives range from 3 to 5 years for machinery, equipment and furniture.

RESTRICTED RESERVES

Under Swedish law, restricted reserves are not available for distribution but are required to be held to meet statutory requirements.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

4. ACCOUNTS RECEIVABLE

Accounts receivable are stated net of allowances for doubtful accounts, KSEK 415 at August 31, 1997 and KSEK 75 at August 31, 1996. During 1996, Meva wrote off approximately KSEK 6,300 of accounts receivable from a significant customer. This amount is classified in the statement of income with selling, general and administrative expense.

                            Mellegard VA Maskiner AB

5. INVENTORIES

Inventories consisted of the following:

                                                            AUGUST 31,
                                                       1997             1996
                                                       ---------------------
                                                       KSEK             KSEK

   Raw material and supplies                           2,391           1,901
   Work in progress                                    1,887           1,473
   Finished goods                                      2,046             931
                                                       ---------------------
                                                       6,324           4,305
                                                       =====================

6.  LEASES

Meva leases certain facilities under operating leases. Rent expense totaled KSEK 218 in 1997 and KSEK 196 in 1996. Aggregate future minimum lease payments under noncancelable operating leases at August 31, 1997 totaled KSEK 867 and are payable as follows: 1998--KSEK 260; 1999--KSEK 260; 2000--KSEK 260 and 2001--KSEK 87.

7.  INCOME TAXES

The provision for income taxes consists of the following:


                                                       YEAR ENDED AUGUST 31,
                                                       1997            1996
                                                       ---------------------
                                                       KSEK            KSEK

   Current taxes                                       2,934             350
   Deferred taxes                                        643             (47)
                                                       ---------------------

   Provision for income taxes                          3,577             303
                                                       =====================

The effective tax rate differs from the federal statutory rate as set forth in the following reconciliation:


                                                        YEAR ENDED AUGUST 31,
                                                        1997           1996
                                                       ---------------------

   Swedish statutory income tax rate                    28.0%           28.0%

   Non-deductible expenses                               0.2             1.2
   Other                                                (0.8)            -
                                                       ---------------------

   Effective income tax rate                            27.4%           29.2%
                                                       =====================

                            Mellegard VA Maskiner AB

7.  INCOME TAXES (CONTINUED)

The effect of temporary differences giving rise to deferred tax assets and liabilities are as follows:


                                                            AUGUST 31,
                                                       1997             1996
                                                       ------         ------
                                                       KSEK            KSEK
   Deferred tax assets:
     Accrued expenses                                    444              83

   Deferred tax liabilities:
     Accelerated tax deductions                        (1,500)          (496)
                                                       ------         ------
   Net deferred tax liability                          (1,056)          (413)
                                                       ======         ======

8. CONTINGENCIES

Meva is involved in certain legal actions arising in the ordinary course of business. In the opinion of management, such litigation and claims will be resolved without a material effect on Meva's financial position, cash flows or results of operations.

9. EXCHANGE RATE DATA

The following table sets forth at the end of and for the periods indicated, certain information concerning the closing, average, high and low exchange rates for United States Dollars ("US$") as a ratio of Swedish Kronor ("SEK"). The exchange rates used are those quoted by the Federal Reserve Bank of New York and are the noon buying rates in New York City for cable transfers in foreign currencies. On November 13, 1997, the closing ratio of United States Dollar per Swedish Kronor was .133.


                                                         AT AND FOR THE YEAR
                                                          ENDED AUGUST 31,
                                                       ------------------------
                                                          1997        1996
                Ratio of US$ per SEK
Exchange rate at end of period                            .125        .151
Average exchange rate during period                       .138        .148
Highest exchange rate during period                       .152        .152
Lowest exchange rate during period                        .125        .137

                        Waterlink, Inc. and Subsidiaries

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

                              BASIS OF PRESENTATION


The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1997 adjusts the Company's historical balance sheet to give effect to the acquisition of Mellegard V.A. Maskiner AB ("Meva") as if it had occurred as of June 30, 1997. The following Unaudited Pro Forma Consolidated Statements of Income for the year ended September 30, 1996 and the nine months ended June 30, 1997 adjust the Company's historical statements of income to give effect to the acquisitions completed in fiscal 1997 up to and including the acquisition of Meva as if they had occurred as of October 1, 1995.

The pro forma financial statements have been derived in part from the historical financial statements of Meva included elsewhere in this filing. Meva has an August 31 fiscal year end. Therefore, the Consolidated Pro Forma Statements of Income for the year ended September 30, 1996 and the nine months ended June 30, 1997 include Meva's operating results for the year ended August 31, 1996 and the nine months ended May 31, 1997, respectively.

The financial information for Meva has been presented in accordance with United States generally accepted accounting principles. The exchange rates used to present such financial information are located on page F-9 of the enclosed historical financial statements of Meva.

With regard to the Company, the operating results for the year ended September 30, 1996 were derived from page F-5 of the Company's Registration Statement on Form S-1 (Registration Number 333-25249) which was declared effective as of June 24, 1997. The Company's historical balance sheet and operating results as of and for the nine months ended June 30, 1997 were derived from the Company's Form 10-Q filed on August 12, 1997. The amounts in the column entitled "Fiscal 1997 Acquisitions" for the nine months ended June 30, 1997 were derived from the historical financial statements of the following acquired companies for the periods in fiscal 1997 prior to the respective acquisitions: Nordic Water Products Group, acquired March 5, 1997; Bioclear Technology, Inc., acquired June 27, 1997 and Lanco Environmental Products, Inc., acquired June 27, 1997.

The Unaudited Pro Forma Condensed Consolidated Financial Data has been prepared by the Company's management. This pro forma data does not purport to represent the Company's financial position or results of operations had the aforementioned acquisitions been completed as of the beginning of the periods indicated, or project the Company's results of operations at any future date or for any future period. The Unaudited Pro Forma Condensed Consolidated Financial Data should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the Company's Registration Statement on Form S-1 (Registration Number 333-25249) which was declared effective as of June 24, 1997.

                        WATERLINK, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 1997


                                                                                            PRO FORMA
                                                   COMPANY             MEVA (1)            ADJUSTMENTS              PRO FORMA
                                              -----------------    -----------------    -----------------       -----------------
                                                                            (THOUSANDS OF DOLLARS)
 Assets
 Current assets:
     Cash and cash equivalents                        $  3,573              $ 1,294            $  (3,538)  (2)          $  1,329
     Accounts receivable                                18,247                1,707                                       19,954
     Inventories                                         6,498                  819                                        7,317
     Costs in excess of billings                         9,155                    -                                        9,155
     Other current assets                                  442                  159                                          601
                                              -----------------    -----------------    -----------------       -----------------
 Total current assets                                   37,915                3,979               (3,538)                 38,356

 Property, plant and equipment, net                      6,374                   56                                        6,430

 Other assets:
     Goodwill and other intangibles, net                40,040                    -                4,952   (2)            44,992
     Other assets                                        2,321                    3                                        2,324
                                              -----------------    -----------------    -----------------       -----------------
                                                        42,361                    3                4,952                  47,316
                                              -----------------    -----------------    -----------------       -----------------
 Total assets                                         $ 86,650              $ 4,038            $   1,414                $ 92,102
                                              =================    =================    =================       =================

 Liabilities and shareholders' equity
 Current liabilities:
     Accounts payable                                 $ 11,434              $ 1,040                                     $ 12,474
     Accrued expenses                                    6,597                  411                                        7,008
     Billings in excess of cost                          1,418                  135                                        1,553
     Other current liabilities                             994                  304                                        1,298
     Current portion of long-term debt                   2,387                    -                                        2,387
                                              -----------------    -----------------    -----------------       -----------------
 Total current liabilities                              22,830                1,890                    -                  24,720

 Long-term obligations:
     Long-term debt                                      1,000                    -            $   1,754   (2)             2,754
     Convertible subordinated notes-
         related parties                                     -                    -                1,671   (2)             1,671
     Other long-term liabilities                         1,225                  137                                        1,362
                                              -----------------    -----------------    -----------------       -----------------
                                                         2,225                  137                3,425                   5,787

 Shareholders' equity                                   61,595                2,011               (2,011)  (2)            61,595
                                              -----------------    -----------------    -----------------       -----------------

 Total liabilities and shareholders' equity           $ 86,650              $ 4,038            $   1,414                $ 92,102
                                              =================    =================    =================       =================





    The accompanying notes are an integral part of these financial statements

                        WATERLINK, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                          YEAR ENDED SEPTEMBER 30, 1996


                                                                                           PRO FORMA
                                                  COMPANY               MEVA              ADJUSTMENTS              PRO FORMA
                                             -----------------    -----------------    -----------------       -----------------
                                                                (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

 Net Sales                                           $ 72,687            $   7,790                                     $ 80,477
 Cost of sales                                         44,685                5,658                                       50,343
                                             -----------------    -----------------    -----------------       -----------------
 Gross profit                                          28,002                2,132                    -                  30,134

 Selling, general and administrative
     expenses                                          21,217                1,991               $   29   (4)            23,237
 Amortization                                           1,060                    -                  124   (5)             1,184
                                             -----------------    -----------------    -----------------       -----------------
 Operating income                                       5,725                  141                 (153)                  5,713

 Other income (expense):
     Interest expense                                  (3,786)                  (2)                (404)  (6)            (4,192)
     Interest income and other items, net                 (17)                  16                                           (1)
                                             -----------------    -----------------    -----------------       -----------------
 Income before income taxes                             1,922                  155                 (557)                  1,520

 Income taxes                                             827                   45                 (218)  (7)               654
                                             -----------------    -----------------    -----------------       -----------------
 Net income                                          $  1,095            $     110               $ (339)               $    866
                                             =================    =================    =================       =================

 Pro forma net income per share                      $   0.16                                                          $   0.13
                                             =================                                                 =================

 Number of shares used to compute
     pro forma per share data                           6,756                                                             6,756
                                             =================                                                 =================








    The accompanying notes are an integral part of these financial statements

                        WATERLINK, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                         NINE MONTHS ENDED JUNE 30, 1997


                                                                 FISCAL
                                                                  1997                                   PRO FORMA
                                                COMPANY       ACQUISITIONS(3)         MEVA              ADJUSTMENTS     PRO FORMA
                                             ---------------  ---------------   -----------------    -----------------  ---------
                                                                (THOUSANDS OF DOLLARS,  EXCEPT PER SHARE DATA)
 Net Sales                                     $ 41,043          $16,201            $  6,392             $ 2,462(3)     $ 66,098
 Cost of sales                                   25,076           10,002               4,325               1,926(3)       41,329
                                               --------          -------            --------             -------        --------
 Gross profit                                    15,967            6,199               2,067                 536          24,769

 Selling, general and administrative
     expenses                                    12,613            5,174                 616                  17(4)       18,420
 Special management compensation                  2,630               -                   -                                2,630
 Amortization                                       434               23                  -                  476(5)          933
                                               --------          -------            --------             -------        --------
 Operating income                                   290            1,002               1,451                  43           2,786

 Other income (expense):
     Interest expense                            (1,156)            (119)                 -               (1,692)(6)      (2,967)
     Interest income and other items, net            78               92                  23                   -             193
                                               --------          -------            --------             -------        --------
 Income (loss) before income taxes                 (788)             975               1,474              (1,649)             12

 Income taxes                                      (296)             192                 413                (304)(7)           5
                                               --------          -------            --------             -------        --------
 Income (loss) before extraordinary item           (492)             783               1,061              (1,345)              7
 Extraordinary item, net of income taxes           (385)               -                   -                   -            (385)
                                               --------          -------            --------             -------        --------

 Net income (loss)                             $   (877)         $   783            $  1,061             $(1,345)       $   (378)
                                               ========          =======            ========             =======        ========


 Pro forma net income (loss) per share:
     Income (loss) before extraordinary item   $  (0.07)                                                                $   0.00
     Extraordinary item                           (0.06)                                                                   (0.06)
                                               --------                                                                 --------
                                               $  (0.13)                                                                $  (0.06)
                                               ========                                                                 ========

 Number of shares used to compute
     pro forma per share data                     6,920                                                                    6,920
                                               ========                                                                 ========





    The accompanying notes are an integral part of these financial statements

                        Waterlink, Inc. and Subsidiaries

       Notes to Unaudited Pro Forma Condensed Consolidated Financial Data


Unaudited Pro Forma Condensed Balance Sheet Adjustments

The Unaudited Pro Forma Condensed Consolidated Balance Sheet has been adjusted to reflect the above as follows:

    (1) To record the historical assets acquired and liabilities assumed in connection with the acquisition of Meva.

    (2) To reflect adjustments to assets acquired and liabilities assumed in connection with the acquisition of Meva based on their estimated fair values under the purchase method of accounting. The estimated combined purchase price relating to the acquisition is $6,963,000, including acquisition related expenses of approximately $125,000. The allocation of the purchase price is preliminary and assumes the historical book value of tangible assets approximates fair value. The actual allocation will be based on management's final evaluation of such assets and liabilities. Some portion of the excess of the purchase price over the historical cost of net assets acquired may ultimately be allocated to specific tangible and intangible assets and liabilities. The final allocation of the purchase price and the resulting effect on net income may differ significantly from the pro forma amounts included herein. These pro forma adjustments are reflected as follows (in thousands of dollars):

         Decrease cash for cash portion of the acquisition price and
           the payment of acquisition related expenses                                   $ (3,538)
         Increase goodwill for the excess of the purchase price over the
           net assets acquired                                                              4,952
         Increase long-term debt for cash portion of acquisition price                      1,754
         Increase convertible subordinated notes-related parties to
           reflect issuance of debt in connection with the acquisition                      1,671
         Decrease shareholders' equity to eliminate historical equity of Meva              (2,011)


Unaudited Pro Forma Consolidated Statements of Income Adjustments

The Unaudited Pro Forma Consolidated Statements of Income give effect to the following adjustments:

    (3) To recognize revenue on the percentage of completion method of accounting at the Nordic Water Products Group.

    (4) To adjust selling, general and administrative expenses for certain adjustments in salaries and benefits to the former owners of Meva to levels specified in the employment agreements entered into as part of the business combination.

    (5) To record amortization of goodwill to be recorded as a result of the acquisition over a period of 40 years.

    (6) To record interest expense relating to debt assumed to be issued and cash assumed to be used in connection with the acquisition.

    (7)  To adjust income taxes to an effective rate of 43%.





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